First Harvest Acquires SportXction® Integrated Software

Proprietary, Real-Time Software System for Play-by-Play Wagering

TAMPA, FL – (PRNewswire Accesswire) – July 19, 2017 – First Harvest Corp. (OTCQB: HVST) (the “Company” or “First Harvest”), a technology, media and mobile gaming platform with a focus on the cannabis industry, announced today that it has entered into an asset purchase agreement to acquire the intellectual property rights and gaming software from Interactive Systems Worldwide, Inc. (“ISWI”), including its SportXction® System.

The SportXction System is a proprietary, real-time, interactive software system, which allows a user to make play-by-play wagers on a sporting event while the event is in progress. Wagering may be conducted on-line while viewing a live sporting event. The SportXction System accepts wagers not only on the outcome of the sporting event, but also on discrete parts of the event and on specific in-game situations for such sports as soccer, football, baseball, basketball, golf, tennis, rugby, cricket, among many others.

The wagers offered through the SportXction System are primarily oriented to short-term action, for example, is the penalty kick successful, is the next play a run or a pass, is the next pitch a ball or a strike, does the shooter make two foul shots, and many more. The wagers have odds associated with them, which relate to the probable outcome of the proposition being wagered upon, and the odds are adjusted in real-time to balance the betting using proprietary algorithms and artificial intelligence software to reflect user sentiment, as derived from their betting patterns. According to ISWI, the technology has been used in the U.S., as well as licensed in Europe, Asia and South America and has supported wagers on over 2,800 annual sporting events worldwide.

There is also a non-gambling game version of the SportXction System, which allows users to predict the outcome of events during a sporting event, casino game or other two-sided event, including fantasy sports applications. Users earn points for correct predictions, bonuses for strings of successful predictions and for correct answers to trivia questions. Users compete on the basis of their scores for a variety of in-game prizes and game-level advancements. For example, users can virtually wager on various outcomes in a football game during the game, and compete against family and friends for high-score.

“We are very excited about potential opportunities to integrate the SportXction technology into a portfolio of mobile games,” said Kevin Gillespie, First Harvest’s Chief Executive Officer. “Our development team is exploring ways to assimilate this technology into a line of mobile gaming apps related to our Hemp Inc game, and we believe we can create new revenue streams through licensing and sponsorship relationships.”

The online gaming, or gambling, global market had a volume of $37.9 billion USD in 2015 and this figure was forecasted to increase to $59.8 billion USD in 2020, according to the Statista’s 2017 Sports Betting Report (the “Report”). The Report defines online gaming to include such activities as poker, casinos (where people can play traditional casino games, like roulette or blackjack, but online), sports betting, bingo and lotteries. The market volume of online gaming was forecasted in the Report to reach $52.0 billion USD in 2018, more than doubling since 2009.

About First Harvest, Corp.

First Harvest, Corp. (OTCQB: HVST), is a technology, media and mobile gaming platform with a focus on the cannabis industry. Hemp Inc is a business strategy, role-playing game with its focus on the modern cannabis culture. The mobile game has proprietary IP and an experienced development team. CannaVoices is a member-based social media platform for subscribers to participate in an open forum with other pro-cannabis supporters in an interactive social media platform.

For more information, please visit: FirstHarvestCorp.com

Forward-Looking Statements.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission (“SEC”). The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend,” among others. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties, and assumptions. Investors should read the risk factors set forth in the Annual Report on Form 10-K filed with the SEC on June 30, 2017 and future periodic reports filed with the SEC. All of the Company’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date hereof.

Contact Information

Mike Bowdoin

(321) 283-6552

ir@firstharvestcorp.com

Hayden IR

(917) 658-7878

hart@haydenir.com